UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2018 (January 9, 2018)

COLLEGIUM PHARMACEUTICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Virginia	001-37372	03-0416362
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

780 Dedham Street

Suite 800

Canton, MA 02021

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (781) 713-3699

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2018, Collegium Pharmaceutical, Inc., a Virginia corporation (the “Company”), consummated the transactions contemplated by that certain previously disclosed Commercialization Agreement, dated December 4, 2017, by and among the Company, Collegium NF, LLC, a Delaware limited liability company (“Newco”), and Depomed, Inc., a California corporation (as amended, the “Commercialization Agreement”).  At the closing, the Company entered into Amendment No. 1 (the “Amendment”) to the Commercialization Agreement.

In connection with, and as a condition to, consummation of such transactions, the Company entered into a Consent and Sixth Amendment to Loan and Security Agreement (the “Consent and Amendment”) with Silicon Valley Bank, a California corporation (“SVB”), to amend that certain Loan and Security Agreement dated as of August 28, 2012, as previously amended from time to time (as so amended, the “Loan and Security Agreement”).  The Consent and Amendment provides the Company with a new term loan facility in an original principal amount of $11,500,000 (the “New Term Loan”), which replaces the Company’s existing term loan facility (the “Existing Term Loan”) and the proceeds of which will be used by the Company to (i) finance certain payment obligations under the Commercialization Agreement and (ii) to repay the balance of the Existing Term Loan.  The Consent and Amendment also provides SVB’s consent with respect to various transactions contemplated by the Commercialization Agreement, including the delivery by SVB of a standby letter of credit in an aggregate amount of $33,750,000.

The New Term Loan bears interest at a rate per annum of 0.75% above the prime rate (as defined in the Consent and Amendment).  The Company will repay the New Term Loan in equal consecutive monthly installments of principal plus monthly payments of accrued interest, commencing on July 1, 2019, provided that, if the Company achieves EBITDA (as defined in the Consent and Amendment) in excess of $2,500,000 for two (2) consecutive calendar quarters prior to June 30, 2019, such payments will commence on January 1, 2020.  All outstanding principal and accrued and unpaid interest under the New Term Loan, and all other outstanding obligations with respect to the New Term Loan, are due and payable in full on December 1, 2022.  The Company may prepay the New Term Loan, in full but not in part, with a prepayment fee of (i) 3.0% of the outstanding principal balance prior to the first anniversary of the Consent and Amendment, (ii) 2.0% of the outstanding principal balance following the first anniversary of the Consent and Amendment and prior to the second anniversary of the Consent and Amendment and (iii) 1.0% of the outstanding principal balance following the second anniversary of the Consent and Amendment, plus, in each case, a final payment fee of $718,750.

Under the Consent and Amendment, the Company will be required to maintain a liquidity ratio of at least 2.0 to 1.0.  Any amounts outstanding during the continuance of any event of default under the Consent and Amendment will bear additional interest at the per annum rate of 5.0%.

The foregoing summary of the Amendment is qualified in its entirety by reference to the Amendment which the Company expects to file as an exhibit to its Annual Report on Form 10-K for the year ending December 31, 2017 with the Securities and Exchange Commission, and which is incorporated by reference herein.  The foregoing summary of the Consent and Amendment is qualified in its entirety by reference to the Consent and Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The foregoing summary of the Consent and Amendment is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 10, 2018, the Company issued a press release announcing closing of the Commercialization Agreement described in Item 1.01 above. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with general instruction B.2 to Form 8-K, the information in this Item 7.01, including the press release furnished as an exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1	Consent and Sixth Amendment to Loan and Security Agreement, dated January 9, 2018, by and between Collegium Pharmaceutical, Inc. and Silicon Valley Bank

99.1	Press Release, dated January 10, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLEGIUM PHARMACEUTICAL, INC.

Date: January 10, 2018	By:	/s/ Paul Brannelly
		Name:	Paul Brannelly
		Title:	Executive Vice President and Chief Financial Officer